Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended March 31, 2021
NEWPORT, RI - May 11, 2021 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended March 31, 2021.
1st Quarter Highlights

•Net income attributable to Pangaea Logistics Solutions Ltd. was $5.9 million for three months ended March 31, 2021 as compared to $6.8 million of net loss for the same period of 2020.
◦Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. of $3.8 million as compared to adjusted net loss of $4.0 million for the three months ended March 31, 2020.
•Diluted net income per share was $0.13 for three months ended March 31, 2021 as compared to loss per share of $0.16 for the same period of 2020.
•Pangaea's TCE rates were $16,524 for the three months ended March 31, 2021 and $10,508 for the three months ended March 31, 2020.
•Adjusted EBITDA of $11.7 million for the three months ended March 31, 2021, as compared to $2.9 million for the same period of 2020.
•At the end of the quarter, Pangaea had $42.0 million in cash and cash equivalents.

Subsequent Business Update

•    On May 10, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.035 per common share, to be paid on June 15, 2021, to all shareholders of record as of June 1, 2021.
•    On May 11, 2021, the Company signed a memorandum of agreement to acquire a 2013 Tsuneishi-built 58,000 dwt dry bulk vessel for $17.8 million.

Ed Coll, Chief Executive Officer of Pangaea Logistics Solutions, commented:

“The start of 2021 was a welcomed surprise, as we’ve seen freight rates rise to multi year highs in a quarter that is usually a weak one for the dry bulk market. Our first quarter results improved considerably year over year, as our average TCE earned of $16,524 increased approximately 57% compared to the first quarter of 2020 and we generated net income of $5.8 million and EPS of $0.13 for the first quarter of 2021.”
Mr. Coll added, “We continue to take steps to position the company to capitalize on a recovering dry bulk market while executing on our cargo focused chartering strategy and expanding our operating leverage. We deployed our capital to acquire modern fuel efficient vessels reducing the average age of our fleet. Within the quarter we announced the acquisition of two second hand vessels, the MV Bulk Courageous and MV Bulk Promise. Today, we are pleased to announce the acquisition of a 2013 Tsuneishi built Supramax which will bring our owned fleet to 25 vessels following the delivery and completion of our Ice class newbuildings, starting later this month.”

Mr. Coll concluded, “We hope the worst of the COVID-19 pandemic is behind us. We continue to watch for localized disruptions around the globe and thank our employees across our offices and especially our crew aboard vessels for their continued hard work and dedication. Collectively, we are encouraged by the outlook of the dry bulk market. Newbuilding orders remain low, demand is improving following the Covid-19 lockdowns globally, and the positive momentum of the first quarter has so far continued into the second quarter. We will continue to be opportunistic in expanding our platform in ways that add value for our customers and, in turn, to enhance shareholder value. Our increased dividend distribution demonstrates our confidence in our business and our desire to return some of our profits to our shareholders.”

Results for the three months ended March 31, 2021 and 2020
Total revenue was $125.0 million for the three months ended March 31, 2021, compared with $95.9 million for the three months ended March 31, 2020. The 30% increase in revenues was mainly attributed to the increase in the average TCE rates achieved by our vessels during the first quarter of 2021 compared to the same period in 2020.
Time Charter Equivalent rate (TCE) was $16,524 per day for the three months ended March 31, 2021, compared to an average of $10,508 per day for the same period in 2020. The achieved premium over the average market TCE rate was $263 per day or 2% for the three months ended March 31, 2021 compared to 78% in the same period in 2020. The total number of shipping days remained relatively consistent with a 2% increase to 4,668 days in the three months ended March 31, 2021, compared to 4,576 for the same period in 2020.

Liquidity and Cash Flows
Cash, restricted cash and cash equivalents were $42.0 million as of March 31, 2021, compared with $48.4 million on December 31, 2020.
At March 31, 2021 and December 31, 2020, the Company had working capital of $49.7 million and $2.2 million, respectively. Net cash provided by operating activities during the three months ended March 31, 2021 was $4.9 million compared to net cash used in operating activities of $6.8 million for the three months ended March 31, 2020.
Net cash used in investing activities during the three months ended March 31, 2021 was $5.5 million compared to net cash provided by investing activities of $7.5 million for the same period in 2020. During the three months ended March 31, 2021, the Company had made deposits of $5.2 million for two vessel acquisitions as compared to the Company receiving $8.4 million in proceeds from the sale of two vessels in the same period of 2020.

Net cash used in financing activities during the three months ended March 31, 2021 was $5.9 million and $11.2 million for the same period of 2020. During the three months ended March 31, 2021 and 2020, net cash used to repay long-term debt was $3.0 million and $3.3 million, respectively, net cash used to repay finance lease was $1.7 million and $7.4 million, respectively and the Company made cash dividend payments of $0.9 million and $0.5 million, respectively.

Subsequent Events
On April 26, 2021, NBHC entered into a new Senior Secured Term Loan Facility with two new lenders. The agreement advanced $53.0 million in respect of the m/v Nordic Oshima, m/v Nordic Olympic, m/v Nordic Odin and m/v Nordic Oasis. The agreement requires repayment of the advance in 23 equal quarterly principal installments of $1,180,000 beginning on June 15, 2021 and a balloon payment of $25,860,000 due in March 2027. Interest on this advance is fixed at 3.375% effective May 5, 2021. The Loan is secured by a first lien on m/v Nordic Bulk Oshima, m/v Nordic Bulk Odin, m/v Nordic Bulk Olympic and m/v Nordic Bulk Oasis. The Company used a portion of the proceeds of the loan to repay the outstanding balance of $50.0 million for the Nordic Oshima, Nordic Odin, Nordic Olympic and Nordic Oasis loan facilities which was set to mature on October 1, 2021.

On April 8, 2021 the Company took delivery m/v Bulk Courageous, a 2013 Imabari-built 61,000 dwt dry bulk vessel.

Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on May 13, 2021 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID#7074367.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (855) 859-2056 (domestic) or (404) 537-3406 (international) and referencing ID#7074367.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Voyage revenue	$108,230,303	$86,523,891
Charter revenue	16,742,224	9,356,046
Total revenue	124,972,527	95,879,937
Expenses:
Voyage expense	47,838,857	47,795,912
Charter hire expense	53,635,342	32,325,447
Vessel operating expense	8,495,503	9,933,862
General and administrative	4,204,898	3,993,243
Depreciation and amortization	4,419,094	4,242,251
Gain on sale of vessels	—	(77,990)
Total expenses	118,593,694	98,212,725

Income (loss) from operations	6,378,833	(2,332,788)

Other (expense) income:
Interest expense, net	(2,227,471)	(2,116,320)
Unrealized gain (loss) on derivative instruments, net	2,022,372	(2,917,094)
Other income	333,458	596,556
Total other income (expense), net	128,359	(4,436,858)

Net income (loss)	6,507,192	(6,769,646)
Income attributable to non-controlling interests	(653,021)	(25,729)
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$5,854,171	$(6,795,375)

Earnings (loss) per common share:
Basic	$0.13	$(0.16)
Diluted	$0.13	$(0.16)

Weighted average shares used to compute earnings per common share:
Basic	43,971,352	43,341,005
Diluted	44,549,286	43,341,005

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$42,018,873	$46,897,216
Restricted cash	—	1,500,000
Accounts receivable (net of allowance of $1,570,824 and $1,896,038 at March 31, 2021 and December 31, 2020, respectively)	29,253,904	29,152,153
Bunker inventory	15,627,975	15,966,247
Advance hire, prepaid expenses and other current assets	23,738,629	19,515,945
Total current assets	110,639,381	113,031,561

Fixed assets, net	278,565,731	276,741,751
Investment in newbuildings in-process	15,390,635	15,390,635
Finance lease right of use assets, net	45,571,435	45,240,198
Total assets	$450,167,182	$450,404,145

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$29,302,643	$32,400,288
Related party debt	242,852	242,852
Deferred revenue	13,652,258	12,799,561
Current portion of secured long-term debt	10,632,079	57,382,674
Current portion of finance lease liabilities	7,004,038	6,978,192
Dividend payable	98,864	1,005,763
Total current liabilities	60,932,734	110,809,330

Secured long-term debt, net	88,306,718	44,507,708
Finance lease liabilities, net	48,764,697	50,520,294
Long-term liabilities - other	10,406,074	10,135,408

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 45,572,236 shares issued and outstanding at March 31, 2021; 45,447,751 shares issued and outstanding at December 31, 2020	4,557	4,545
Additional paid-in capital	160,399,765	159,581,415
Retained earnings	29,033,976	23,179,805
Total Pangaea Logistics Solutions Ltd. equity	189,438,298	182,765,765
Non-controlling interests	52,318,661	51,665,640
Total stockholders' equity	241,756,959	234,431,405
Total liabilities and stockholders' equity	$450,167,182	$450,404,145

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net income (loss)	$6,507,192	$(6,769,646)
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization expense	4,419,094	4,242,251
Amortization of deferred financing costs	163,800	176,526
Amortization of prepaid rent	28,814	30,568
Unrealized (gain) loss on derivative instruments	(2,022,372)	2,917,094
Income from equity method investee	(333,458)	(429,360)
Earnings attributable to non-controlling interest recorded as interest expense (income)	270,665	(27,643)
Provision (recovery) for doubtful accounts	176,984	(185,331)
Gain on sale of vessel	—	(77,990)
Drydocking costs	(1,110,694)	(2,903,277)
Share-based compensation	947,552	1,102,769
Change in operating assets and liabilities:
Accounts receivable	(278,735)	5,354,584
Bunker inventory	338,272	1,844,194
Advance hire, prepaid expenses and other current assets	(2,166,945)	1,369,179
Accounts payable, accrued expenses and other current liabilities	(2,852,717)	(6,729,172)
Deferred revenue	852,697	(6,759,499)
Net cash provided by (used in) operating activities	4,940,149	(6,844,753)

Investing activities
Purchase of vessels and vessel improvements	(5,467,178)	(283,446)
Investment in newbuildings in-process	—	(33,445)
Proceeds from sale of vessels	—	8,397,142
Purchase of derivative instrument	—	(628,000)
Net cash provided by (used in) investing activities	(5,467,178)	7,452,251

Financing activities
Payments of related party debt	—	(90,135)
Payments of financing fees and issuance costs	(112,333)	(149,118)
Payments of long-term debt	(2,973,139)	(3,284,067)
Payments of finance lease obligations	(1,729,753)	(7,376,320)
Accrued common stock dividends paid	(906,899)	(499,302)
Cash paid for incentive compensation shares relinquished	(129,190)	(43,164)
Contributions from non-controlling interest recorded as long-term liability	—	322,750
Payments to non-controlling interest recorded as long-term liability	—	(70,487)
Net cash used in financing activities	(5,851,314)	(11,189,843)

Net decrease in cash, cash equivalents and restricted cash	(6,378,343)	(10,582,345)
Cash, cash equivalents and restricted cash at beginning of period	48,397,216	53,055,091
Cash, cash equivalents and restricted cash at end of period	$42,018,873	$42,472,746

Supplemental cash flow information
Cash and cash equivalents	$42,018,873	$39,972,746
Restricted cash	—	2,500,000
	$42,018,873	$42,472,746

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net Transportation and Service Revenue
Gross Profit	10,653,017	1,628,571
Add:
Vessel Depreciation and Amortization	4,349,808	4,196,145
Net transportation and service revenue	$15,002,825	$5,824,716

Adjusted EBITDA
Income (loss) from operations	$6,378,833	$(2,332,788)
Depreciation and amortization	4,419,094	4,242,251
Gain on sale of vessel	—	(77,990)
Share-based compensation	947,552	1,102,769
Adjusted EBITDA	$11,745,479	$2,934,242

Earnings Per Common Share
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$5,854,171	$(6,795,375)

Weighted average number of common shares outstanding - basic	43,971,352	43,341,005
Weighted average number of common shares outstanding - diluted	44,549,286	43,341,005

Earnings per common share - basic	$0.13	$(0.16)
Earnings per common share - diluted	$0.13	$(0.16)

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$5,854,171	$(6,795,375)
Non-GAAP
Add: gain on sale of vessels	—	(77,990)
Unrealized (gain) loss on derivative instruments	(2,022,372)	2,917,094
Non-GAAP adjusted net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$3,831,799	$(3,956,271)

Weighted average number of common shares - basic	43,971,352	43,341,005
Weighted average number of common shares - diluted	44,549,286	43,341,005

Adjusted EPS - basic	$0.09	$(0.09)
Adjusted EPS - diluted	$0.09	$(0.09)

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels, stock-based compensation and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Menaka Shankar
Chief Financial Officer	Prosek Partners
401-846-7790	646-818-9122
Investors@pangaeals.com	mshankar@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.